Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 AND WAIVER

AMENDMENT NO. 1 AND WAIVER (this “Amendment and Waiver”), dated as of March 7, 2014, to that certain Credit Agreement (the “Credit Agreement”), entered into as of August 1, 2011, among MTR GAMING GROUP, INC., a Delaware corporation (the “Borrower”), the guarantors party thereto (the “Guarantors”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), J.P. MORGAN SECURITIES, LLC, as sole lead arranger and bookrunner, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has entered into an Agreement and Plan of Merger, dated as of September 9, 2013 (as amended, the “Merger Agreement”) by and among Eldorado HoldCo LLC, a Nevada limited liability company (“Eldorado”), the Borrower, Eclair Holdings Company, a Nevada corporation and a direct wholly owned subsidiary of the Borrower (“NewCo”), Ridgeline Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of NewCo, Eclair Acquisition Company, LLC, a Nevada limited liability company and a direct wholly owned subsidiary of NewCo, and Thomas Reeg, Robert Jones and Gary Carano, as the member representative, pursuant to which the Borrower and Eldorado are entering into a strategic business combination, at the completion of which the Borrower and Eldorado will become wholly owned subsidiaries of NewCo, which will thereafter be renamed Eldorado Resorts, Inc. (the “Transaction”).  Upon the consummation of the Transaction, NewCo will become the beneficial owner of more than 50% of the Voting Stock of the Borrower, and the Transaction will constitute a Change of Control under the Credit Agreement, unless otherwise waived by the Required Lenders in accordance with the terms of the Credit Agreement.

WHEREAS, in connection with the consummation of the Transaction, the Borrower desires to modify the requirements of certain of the financial covenants set forth in the Credit Agreement.

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Borrower and the Required Lenders agree to the amendment and waiver of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Defined Terms.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.  Amendments.  Subject to the satisfaction of the conditions set forth in Section 4 hereof:

(a)  Section 6.13(a) of the Credit Agreement is hereby amended by replacing the table set forth in such Section with the following:

Fiscal Quarter Ending	Maximum Leverage Ratio
September 30, 2011	7.75:1.00
December 31, 2011	7.75:1.00
March 31, 2012	7.75:1.00
June 30, 2012	7.75:1.00
September 30, 2012	7.50:1.00
December 31, 2012	7.50:1.00
March 31, 2013	7.00:1.00
June 30, 2013	7.00:1.00
September 30, 2013	7.00:1.00
December 31, 2013	6.50:1.00
March 31, 2014	6.50:1.00
June 30, 2014	6.50:1.00
September 30, 2014	6.75:1.00
December 31, 2014	6.75:1.00
March 31, 2015	6.75:1.00
June 30, 2015	7.00:1.00
September 30, 2015	7.00:1.00
December 31, 2015 and thereafter	7.00:1.00

(b)  Section 6.13(b) of the Credit Agreement is hereby amended by replacing the table set forth in such Section with the following:

Four Fiscal Quarter Ending	Interest Coverage Ratio
September 30, 2011	1.25:1.00
December 31, 2011	1.25:1.00
March 31, 2012	1.25:1.00
June 30, 2012	1.30:1.00
September 30, 2012	1.40:1.00
December 31, 2012	1.40:1.00
March 31, 2013	1.40:1.00
June 30, 2013	1.40:1.00
September 30, 2013	1.40:1.00
December 31, 2013	1.40:1.00
March 31, 2014	1.40:1.00
June 30, 2014	1.40:1.00

Four Fiscal Quarter Ending	Interest Coverage Ratio
September 30, 2014 and thereafter	1.25:1.00

Section 3.  Waiver.  Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Required Lenders hereby waive (i) the Event of Default set forth in Section 8.1(j) of the Credit Agreement with respect to the Transaction, (ii) any breach of Section 6.6 of the Credit Agreement as a result of the merger of the Borrower with Ridgeline Acquisition Corp. in connection with the Transaction, and (iii) any breach of Section 6.8 of the Credit Agreement as a result of the payment of $35,000,000 or less in cash to the stockholders of the Borrower in exchange for their shares of common stock of the Borrower as a result of the merger of the Borrower with Ridgeline Acquisition Corp. in connection with the Transaction, and as a result, the consummation of the Transaction will be deemed not to constitute (x) a Change of Control for any purpose under the Credit Agreement or (y) a breach of Sections 6.6 or 6.8 of the Credit Agreement; provided that the waiver granted under this Section 3 shall not apply in the event of any modification, amendment, consent or waiver to the Merger Agreement that is material and adverse to the Required Lenders and made or granted without the prior consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned); provided further that merely extending the Termination Date (as that term is defined in the Merger Agreement) to any date on or before December 31, 2014 shall not by itself be considered a modification, amendment, consent or waiver that is material and adverse to the Required Lenders.

Section 4.  Conditions to Effectiveness.  This Amendment and Waiver shall become effective as of the first date (the “Effective Date”) on which the following conditions have been satisfied:

(a)  The Administrative Agent shall have received counterparts of this Amendment and Waiver executed by the Required Lenders and the Borrower and an acknowledgment of this Amendment and Waiver executed by each Guarantor.  The effectiveness of this Amendment and Waiver (other than Sections 7, 8 and 9 hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section 5 hereof.

(b)  The Administrative Agent shall have received a certificate of the secretary or assistant secretary or the president, as the case may be, of each Credit Party with respect to (i) the certificate of incorporation or the articles of incorporation, as the case may be, of such Credit Party, each as amended or amended and restated to date, (ii) the regulations or bylaws, as the case may be, of such Credit Party, each as amended or amended and restated to date, (iii) the resolutions of the board of directors of such Credit Party approving this Amendment and Waiver and the other documents to be delivered by such Credit Party under this Amendment and Waiver and the performance of the obligations of such Credit Party thereunder, and (iv) the names and true signatures of the officers of such Credit Party or such other persons authorized to sign this Amendment and Waiver and the other documents to which such Credit Party is a party to be delivered by it under this Amendment and Waiver.

Section 5.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that both before and after the Effective Date, (x) no event other than the Transaction has occurred and is continuing or would result that constitutes an Event of Default or a Default and (y) the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

Section 6.  Reference to and Effect on the Credit Agreement.  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment and Waiver.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

Section 7.  Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and Waiver and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.3 of the Credit Agreement.

Section 8.  Execution in Counterparts.  This Amendment and Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment and Waiver, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Amendment and Waiver by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

Section 9.  Governing Law.  This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.  The provisions of Sections 10.12. 10.13 and 10.14 of the Credit Agreement shall apply to this Amendment and Waiver to the same extent as if fully set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered as of the day and year first above written.

MTR GAMING GROUP, INC.

By:	/s/ John W. Bittner, Jr.
Name: John W. Bittner, Jr.
Title: EVP & CFO

MOUNTAINEER PARK, INC.

By:	/s/ John W. Bittner, Jr.
Name: John W. Bittner, Jr.
Title: CFO

PRESQUE ISLE DOWNS, INC.

By:	/s/ John W. Bittner, Jr.
Name: John W. Bittner, Jr.
Title: CFO

SCIOTO DOWNS, INC.

By:	/s/ John W. Bittner, Jr.
Name: John W. Bittner, Jr.
Title: CFO

[Signature Page to Amendment]

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Lender

By:	/s/ Mohammad S. Hasan
Name: Mohammad S. Hasan
Title: Vice President

[Signature Page to Amendment]